SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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NEWTEK BUSINESS SERVICES, INC

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWTEK BUSINESS SERVICES, INC.

100 Quentin Roosevelt Boulevard

Suite 408

Garden City, New York 11530

May 8, 2003

Dear Stockholder:

We invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) to be held at the offices of the Company at 462 Seventh Avenue, 14th floor, New York, NY 10018 on Wednesday, May 28, 2003 at 9:00 a.m., local time.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting.

As an integral part of the Annual Meeting, we will report on the operations of the Company. Directors and officers of the Company and a representative of the Company’s independent auditors will be present to respond to any questions that our stockholders may have. Detailed information concerning our activities and operating performance is contained in our Annual Report which also is enclosed.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. On behalf of the Board of Directors, we urge you to please sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely yours,

    /s/ Barry Sloane

Barry Sloane

Chairman, Chief Executive Officer and

Secretary

NEWTEK BUSINESS SERVICES, INC.

100 Quentin Roosevelt Boulevard

Suite 408

Garden City, New York 11530

(516) 390-2260

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2003

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Newtek Business Services, Inc. (the “Company”) will be held at the offices of the Company at 462 Seventh Avenue, 14th floor, New York, NY 10018 on Wednesday, May 28, 2003 at 9:00 a.m., local time.

The Annual Meeting is for the following purposes, which are more completely described in the accompanying Proxy Statement:

1.	The election of all six directors of the Company.

2.	The ratification of the selection of PricewaterhouseCoopers LLP as auditors for the Company for the year ending December 31, 2003.

3.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting or any adjournments thereof. Stockholders of record at the close of business on May 5, 2003 are the stockholders entitled to vote at the Annual Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

    /s/ Barry Sloane

BARRY SLOANE

CHAIRMAN, CHIEF EXECUTIVE OFFICER

AND SECRETARY

Garden City, New York

May 8, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF A FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

NEWTEK BUSINESS SERVICES, INC.

100 Quentin Roosevelt Boulevard

Suite 408

Garden City, New York 11530

(516) 390-2260

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2003

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Newtek Business Services, Inc. (the “Company”) for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company at 462 Seventh Avenue, 14th floor, New York, NY 10018 on Wednesday, May 28, 2003, at 9:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement, together with the enclosed form of proxy, are first being mailed to stockholders on or about May 8, 2003.

VOTING AND REVOCATION OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Properly executed but unmarked proxies will be voted FOR Proposal I to elect six nominees of the Board of Directors as directors of the Company and FOR Proposal II to ratify the selection of PricewaterhouseCoopers, LLP as auditors of the Company for the current year. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. The proxies solicited by the Board of Directors confer discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company within a reasonable time before the date of this Proxy Statement. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted (“broker no votes”) will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute the form of proxy enclosed herewith retain the right to revoke such proxies at any time prior to exercise. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked at any time prior to exercise by written notice to the Secretary of the Company or by the filing of a properly executed, later-dated proxy. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting alone will not revoke such stockholder’s proxy.

VOTING SECURITIES

The securities which can be voted at the Annual Meeting consist of shares of the Company’s common stock, $.02 par value per share (“Common Stock”). Stockholders of record as of the close of business on May 5, 2003 (the “Record Date”) are entitled to one vote for each share of Common Stock then held on all matters. As of the Record Date, 25,659,575 shares of the Common Stock were issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

Persons and groups owning in excess of 5% of Common Stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Security Ownership of Certain Beneficial Owners.”

PROPOSAL I — ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation requires one class of directors to serve for a term of one year and until their successors are elected and qualified. The Board of Directors has nominated David Beck, Jeffrey G. Rubin, Jeffrey M. Schottenstein, Steven A. Shenfeld, Barry Sloane and Brian A. Wasserman, all incumbent directors, to serve for a one-year term or until their successors are elected and qualified. New York law provides that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

The persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. Stockholders are not entitled to cumulate their votes for the election of directors. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute director as the Board of Directors may recommend, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

The following table sets forth for the nominees and for each director, including the named current executive officers, such person’s name, age, the year such person first became a director and the number of shares and percentage of Common Stock beneficially owned.

The Board of Directors recommends a vote “FOR” the nominees named below as directors of the Company.

NAME	AGE(1)	ELECTED DIRECTOR	BENEFICIALLY OWNED(2)		PERCENT OF CLASS
David Beck	60	2002	51,000		*
Jeffrey G. Rubin	35	1999	5,572,892	(4)	22.56%
Steven A. Shenfeld	43	2000	338,730	(3)(5)	*
Jeffrey M. Schottenstein	62	2001	50,000	(3)	*
Barry Sloane	43	1999	5,546,745	(4)	22.46%
Brian A. Wasserman	37	1999	5,643,965	(3)(4)	22.85%
All Executive Officers and
Directors as a Group (6 persons)			17,203,322		66.94%

* Less than 1 percent.

(1) At April 1, 2003.

(2) At the Record Date. For purposes of this table and the table under “Security Ownership of Certain Beneficial Owners,” in accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares. Includes options to purchase Common Stock which are exercisable within 60 days of the Record Date. See “— Directors’ Compensation – 2000 Stock Incentive and Deferred Compensation Plan.”

(3) Represents or includes options to purchase shares exercisable within 60 days of the Record Date.

(4) Includes, respectively, 876,318, 770,408, 917,818 shares held by irrevocable trusts for the minor children or other family members of Messrs. Rubin, Sloane and Wasserman, as to which each person disclaims beneficial ownership.

(5) Includes shares held by a limited liability company of which Mr. Shenfeld is a member and manager the assets of which he disclaims pecuniary interest except to the extent of his pecuniary interest in the company.

Listed below is certain information about the principal occupations of each nominee, director and executive officer. Unless otherwise noted, all such persons have held these positions for at least five years.

David Beck Mr. Beck has been Managing Director of Copia Capital, LLC, a private equity investment firm since September 1998. Prior to joining Copia, Mr. Beck was Chairman and CEO of Universal Savings Bank, Milwaukee and First Interstate Corporation of Wisconsin, a publicly traded company. He is a certified public accountant and has served on a number of boards of both publicly held and private corporations. Mr. Beck serves as the Chairman of the Company’s Audit Committee.

Jeffrey G. Rubin Mr. Rubin is currently an executive officer of the Company and each of the ten Company-sponsored certified capital companies. In June 1994, Mr. Rubin founded, financed and participated in the day-to-day management of Optical Dynamics Corporation, formally known as Fastcast Corporation, an early stage technology company. Mr. Rubin also served as an officer of that company and a member of the board of directors until December 1997. From January 1992 through January 1998, Mr. Rubin served as a private venture capitalist. From September 1989 through January 1994, Mr. Rubin served as Vice President of American European Corporation, an import/export company, and participated in management in various capacities.

Steven A. Shenfeld Mr. Shenfeld has been a general partner and senior managing director of Amroc Investments LLC since December 1999. Since December 1999, Mr. Shenfeld has also been a general partner of Avenue Capital Management, LLC, a Texas Pacific Group affiliate. Mr. Shenfeld has been in the investment banking and asset management business for 18 years. From April 1996 through October 1999, Mr. Shenfeld worked for BancBoston Robertson Stephens where he was on the management committee and ran the Debt Capital Markets. Mr. Shenfeld was also a Board Member of BancBoston’s Section 20 broker dealer. Mr. Shenfeld has extensive experience in capital markets and investment banking and has managed investment businesses including high yield securities, leveraged finance, private placements, asset securitization and investment grade corporates. From April 1991 through March 1996, Mr. Shenfeld was Head of Sales and Trading in Global Finance at Bankers Trust Securities. Previously, Mr. Shenfeld worked for Donaldson, Lufkin, and Jenrette and Salomon Brothers. Mr. Shenfeld serves as the Chairman of the Company’s Compensation Committee.

Mr. Shenfeld is involved in many charitable organizations and has served on the boards of various organizations, including Seeds of Peace, New Leadership United Jewish Appeal, and The Leukemia Society of New York. Mr. Shenfeld has a MBA in finance from the University of Michigan and a BA in economics from Tufts University.

Jeffrey M. Schottenstein For the past 30 years, Mr. Schottenstein has specialized in the investment and restructuring of diverse companies. He has served as a director of Schottenstein Investment, a diversified investment holding company with $650 million in assets,Vice President of Schottenstein Store’s Value City Stores Division (NYSE: VCD) and Chief Executive Officer of Schottenstein Realty Company, which specializes in the investment and restructuring of companies. Mr. Schottenstein has been involved in the capitalization and restructuring of numerous retail enterprises, including Weiboldts’ Department Stores, Chicago, IL, Strauss Auto Parts, New York, NY, Valley Fair Discount Stores, New Jersey, Steinbach Stores and others. Along with his investors, Mr. Schottenstein acquired Bell Supply Company, a retail oil and gas equipment supply company based in Kilgore, TX, and Omni Exploration Company, at the time the first successful Chapter 11 reorganization of an oil and gas service company in the United States.

Barry Sloane Mr. Sloane is the Chairman of the Board and Chief Executive Officer of the Company and has been an executive officer of each of the ten Company-sponsored capcos.

From September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. While there, he directed the Commercial and Residential Real Estate Securitization Unit and, prior to that, he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, he was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of “Aegis Consumer Funding.” From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988

Mr. Sloane was a senior mortgage security sales person and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber.

Brian A. Wasserman Mr. Wasserman is currently Chief Financial Officer of the Company and serves as Chief Executive Officer of each of ten Company–sponsored capcos. From December 1997 until December 1999, Mr. Wasserman was the general partner of two private venture capital limited partnerships with very diverse public and private investments. The partnerships had in excess of $30,000,000 in partners’ capital and investment holdings. From April 1992 through December 1997, Mr. Wasserman acted as an investment consultant/analyst for these partnerships. From December 1997 until December 1999, Mr. Wasserman was also an investment consultant/analyst for two other private venture capital partnerships with very diverse public and private investments. These partnerships had in excess of $20,000,000 of partners’ capital and investment holdings.

From March 1996 until March 2000, Mr. Wasserman founded and was the Chief Financial Officer of First Lawrence Capital Corp., an investment banking firm specializing in mergers and acquisitions for small to medium-sized emerging companies. From December 1997 until November 1999, Mr. Wasserman served on the board of directors of Heuristic Development Group (now know as Virtual Communities Inc.), a company which engaged in the development, marketing, sale and licensing of the Intellifit System, a computerized system which generates personalized exercise prescriptions.

From September 1987 through April 1992, Mr. Wasserman was an audit/tax manager and a staff investment analyst for PricewaterhouseCoopers LLP. Mr. Wasserman is a Certified Public Accountant in the state of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company held six meetings during the year ended December 31, 2002.

The Board of Directors of the Company serves as a nominating committee for selecting the management nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees, nor has it established any procedures for this purpose. The Board of Directors held one meeting during the year ended December 31, 2002 in its capacity as a nominating committee.

The Board of Directors’ Audit Committee consists of directors Shenfeld, Beck and Schottenstein and operates pursuant to a written charter. The Audit Committee held five meetings with respect to the year ended December 31, 2002. The Audit Committee is authorized to examine and approve the audit report prepared by the independent auditors of the Company, to review and select the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve conflict of interest and audit policies. Each of the members of the Audit Committee is an “independent director” as defined in the listing requirements of the American Stock Exchange.

On April 23, 2003 the Board of Directors approved a recommendation of the Audit Committee to amend the Audit Committee’s Charter. The changes were made to conform the Charter to recently revised requirements of law and to adopt the “best practices” in this area of corporate governance. The changes made to the Charter are listed below and a complete copy of the Charter, as amended, is attached as an Appendix.

1.	The Audit Committee is directed to review the qualifications and to retain an independent certified public accounting firm to conduct the audit of the Company; previously the Audit Committee only recommended a retention.

2.	The Audit Committee is directed to establish and administer a “whistleblower” complaint procedure to permit employees and others to communicate with the Chairman of the Audit Committee with respect to possible accounting improprieties.

3.	The Audit Committee is specifically authorized to retain independent counsel or other advisers, and for the Company to pay for such services, if the Committee determines such advice or services called for.

The Company’s Executive Committee consists of directors Rubin, Sloane and Wasserman and is authorized to take actions it deems necessary or appropriate between regular meetings of the Board. The Executive Committee held three meetings during the year ended December 31, 2002.

The Company’s Compensation Committee consists of directors Shenfeld, as Chairman, Beck and Schottenstein, all of whom are “non-employee directors” within the meaning of the federal securities laws. The Compensation Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Compensation Committee met one time during the year ended December 31, 2002.

All incumbent directors attended 100 percent of board and committee meetings.

Director Compensation

The Company’s non-employee directors each received 15,000 options for the purchase of Common Stock for their services and are reimbursed for their out-of-pocket expenses associated with attending board meetings. The stock options vest ratably over three years.

Executive Compensation

The information set forth below describes the components of the total compensation of the Company’s Chief Executive Officer and its two other executive officers for services rendered in all capacities during the years ended December 31, 2001 and 2002.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus	Securities Underlying Options/SARs	All Other Compensation(1)
		($)		($)	(#)	($)
Barry Sloane, Chairman, CEO and Secretary	2002 2001	$ $	313,750 250,000	— —	— —	$ $	3,135 2,860
Jeffrey G. Rubin President	2002 2001	$ $	313,750 250,000	— —	— —	$ $	1,045 1,380
Brian A. Wasserman Treasurer and CFO	2002 2001	$ $	330,000 250,000	— —	— —	$ $	1,070 1,380

(1)	Represents the amount of premium paid by the Company on term life insurance for the named executive for the periods shown. None of the named individuals have any interest in the cash surrender value of the respective insurance policies, nor is there any understanding or agreement whereby the individuals are to be given any such interest.

Employment Agreements

The Company has entered into separate employment agreements with:

•	Barry Sloane, as Chairman and Chief Executive Officer;

•	Jeffrey G. Rubin, as President; and

•	Brian A. Wasserman, as Treasurer and Chief Financial Officer.

Barry Sloane, as Chairman and Chief Executive Officer, is responsible for implementing the policies adopted by the Company’s Board of Directors. Jeffrey G. Rubin, as President is responsible for overseeing all of the Company’s operations. Brian A. Wasserman, as Treasurer and Chief Financial Officer, is responsible for overseeing the Company’s financial operations.

Each employment agreement provides for:

•	a one year term at an annual base salary of $285,000;

•	a special bonus for 2003 payable if the Company meets certain objective benchmarks in its business during the year and if the Compensation Committee finds that the employee’s performance to be satisfactory and acts to extend the term for an additional year;

•	an award of 50,000 options under the Company’s 2000 Stock Incentive and Deferred Compensation Plan priced at market plus 10 percent for incentive stock options, and at market for non-incentive stock options, vesting one year from award and exercisable for 5 years thereafter;

•	at least one annual salary review by the board of directors;

•	participation in any discretionary bonus plan established for senior executives;

•	retirement and medical plans, customary fringe benefits, vacation and sick leave; and

•	$2 million of split-dollar life insurance coverage.

Each agreement contains a non-competition provision that requires the employee to devote substantially his full business time and efforts to the performance of the employee’s duties under the agreement. The employee is not prohibited, however, from:

•	serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the board of directors, will not present conflicts of interest with the Company; or

•	investing in any business dissimilar from the Company’s or, solely as a passive or minority investor, in any business.

The Company may terminate an employee’s employment for “just cause” as defined in the agreement, and upon the termination, no severance benefits are available. If the Company terminates an employee without just cause, or if the term of the agreement is not extended for an additional year, the employee will be paid an amount equal to six months’ compensation. If the employee voluntary terminates his employment for “good reason” as defined in the agreement, or the employee’s employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the agreement. The employee is able to voluntarily terminate his agreement by providing 60 days’ written notice to the board of directors, in which case the employee is entitled to receive only his compensation, vested rights, and benefits up to the date of termination.

Each employment agreement contains provisions stating that in the event of the employee’s involuntary termination of employment (other than for cause) in connection with, or within six months after, any change in control of the Company, the employee will be paid within 10 days of the termination a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change in control. “Control” generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Company’s voting stock, or the control of the election of a majority of directors or the exercise of a controlling influence over the Company’s management or policies.

Each employment agreement also provides for a similar lump sum payment to be made in the event of the employee’s voluntary termination of employment within 30 days of a change in control, or within 90 days thereafter, of certain specified events following any change in control, whether approval by the Board of Directors or otherwise which have not been consented to in writing by the employee including:

•	requiring the employee to move his personal residence or perform his principal executive functions more than 50 miles from the employee’s primary office;

•	failing to maintain existing employee benefit plans, including material vacation, fringe benefits, and retirement plans;

•	assigning duties and responsibilities to the employee which are other than those normally associated with his position;

•	materially diminishing the employee’s authority and responsibility; and

•	failing to elect or re-elect the employee to the Company’s Board of Directors.

Cash Bonus Plan

The Company has established the Newtek Business Services, Inc. Cash Bonus Plan for the purpose of providing its employees with incentive compensation in the form of cash bonuses. All full-time employees are eligible to receive cash bonuses under the plan. If an employee’s employment is terminated for “cause” as defined in the plan, then the employee shall be ineligible to receive a bonus, and an employee whose employment otherwise terminates shall be eligible for a bonus that fiscal year, prorated to the number of days the employee was employed by the Company during its fiscal year. The Compensation Committee administers the plan. Bonuses are paid at the discretion of the Compensation Committee or the full Board of Directors. The aggregate amount of bonuses payable for any fiscal year are established by the Board of Directors and are based in part on the Company’s pre-tax net profit for that fiscal year.

Report of the Audit Committee*

The Board of Directors (Board), through its Audit Committee (Committee), and in accordance with its written charter, reviews the audit function, internal controls and financial statements of the Company. The Committee consists solely of directors who are not Company employees and are considered “independent” under American Stock Exchange rules. In 2002, the Audit Committee convened three times to discuss with management and the independent auditors their respective accounting, auditing and financial reporting responsibilities with respect to the fiscal year 2002.

In connection with the December 31, 2002 financial statements of the Company, the Committee: (1) reviewed and discussed the audited and interim unaudited financial statements with management; (2) discussed with the auditors the matters required by Statement on Auditing Standards No. 61 and the independence of the auditors; and (3) received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1. In discharging these oversight responsibilities as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditor and the Company that might bear on the auditors independence and discussed with the auditors any relationships that may impact their objectivity and independence. Based upon these procedures and discussions with Company management, the Committee considered whether it was necessary to exclude PricewaterhouseCoopers LLP from performing any work for the Company separate and apart from auditing the Company’s financial statements. After a thorough analysis, the Committee concluded that at this time there was no conflict that would jeopardize auditor independence and that it is satisfied as to the auditors independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls.

The Committee, with and without management present, discussed and reviewed the results of the independent auditor’s examination of the financial statements. The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditors. Based upon this review and the resulting discussions, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

The Committee also discussed the necessity of rotating accountants for the next fiscal year, and determined that it is not legally necessary nor practically required under the present circumstances.

*	The following Report of the Audit Committee does not constitute solicitation material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Date: March 31, 2003	Respectfully submitted,

David Beck, Chairman

Jeffrey M. Schottenstein

Steven A. Shenfeld

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date the beneficial ownership of Common Stock by each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock. This information is based on filings with the SEC or information furnished to the Company by such persons.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Jeffrey G. Rubin	4,696,574	19.02%
Barry Sloane	4,776,337	19.34%
Brian A. Wasserman	4,726,147	19.14%

(1)	Unless otherwise stated, the address of each person listed is c/o Newtek Business Services, Inc., 100 Quentin Roosevelt Blvd., Suite 408, Garden City, New York 11530.

(2)	At the Record Date. For purposes of this table and the table under “Security Ownership of Certain Beneficial Owners,” in accordance with Rule 13d-3 under the Exchange Act, a person is considered to “beneficially own” any shares of Common Stock (a) over which he has or shares voting or investment power, or (b) as to which he has the right to acquire beneficial ownership at any time within 60 days of the Record Date. As used herein, “voting power” is the power to vote or direct the vote of shares, and “investment power” is the power to dispose or direct the disposition of shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that during the year ended December 31, 2002, with the one exception noted, all such filing requirements were complied with. Director Schottenstein failed to file timely an ownership report for the acquisition of options, but all required reports have been filed as of the date hereof.

Related Party Transactions

Effective September 30, 2002, the Company issued options for the purchase of 211,753 shares of the Company’s common stock to Mr. Jeffrey M. Schottenstein, a director of the Company, in exchange for his interest in one of the Company’s subsidiary certified capital companies. Mr. Schottenstein was a participant in the organization and capitalization of the capco and participates in its operations, without compensation other than as a director of the Company. The options are exercisable for $0.01 for ten years but may not be exercised fully for the first three years. Due to the restrictions attached to the options and the unregistered underlying securities, the parties negotiated a valuation on the interest exchanged equal to the market price of the Company’s common stock at the time ($3.30), reduced by a 45% discount due to lack of liquidity, times the number of shares. The price paid was, thus, $384,332. This exchange is a part of the Company’s program to reduce or eliminate minority interests in its subsidiary companies. Mr. Schottenstein was throughout 2002 a director of the Company but did not take part in the consideration or approval of the foregoing transaction, which was negotiated by management and approved unanimously by the remaining members of the board.

During the years ended December 31, 2002 and 2001, the Company obtained financial consulting services from the firm of Janover Rubenroit, in the amounts of $176,508 and $157,000, respectively. Two partners of Janover Rubinroit, Michael Goodman and Mark Goodman, are related to Mr. Wasserman, one of the Company’s directors, as father-in-law and brother-in-law, respectively, and they collectively hold approximately 49 percent of the ownership of Janover Rubinroit.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP served as the Company’s independent auditors for the year ended December 31, 2002. The Audit Committee has renewed the Company’s arrangement with PricewaterhouseCoopers LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if he so desires.

Fees billed to the Company by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2002 were as follows:

Audit Fees:    The aggregate fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and reviews of the financial statements included in the Company’s annual and quarterly reports totaled $ 453,400.

Financial Information Systems Design and Implementation Fees:    The Company did not engage PricewaterhouseCoopers LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees:    Fees billed to the Company by PricewaterhouseCoopers LLP during the fiscal year ended December 31, 2002 for non-audit services and other than financial information system design and implementation are as follows:

•	Assurance and related services for attestations not required by law, but required by monitoring agreements with the Company’s capco insurer: $ 190,000.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. See “ Report of Audit Committee.”

PROPOSAL II – RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee has selected the firm of PricewaterhouseCoopers LLP as the independent auditors for the Company for the year ending December 31, 2003. Ratification of the appointment of the independent public accountants must be approved by a majority of the votes cast by the stockholders of the Company at the Meeting. The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending December 31, 2003.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors on any other matters presented at the Annual Meeting. Under SEC rules, if a stockholder does not notify the Company within a reasonable time before the date of this Proxy Statement of such stockholder’s intent to present a proposal at the Annual Meeting, the persons named in the accompanying proxy may exercise such discretionary voting authority if the proposal is raised at the Annual Meeting, without any discussion of the matter in this Proxy Statement.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally, by telegraph or telephone without additional compensation.

The Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as part of the proxy solicitation material nor as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy statement and proxy relating to the 2004 annual meeting of stockholders of the Company, which will be held on or about May 28, 2004, any stockholder proposal to take action at such meeting must be received by the Secretary of the Company at 100 Quentin Roosevelt Boulevard, Suite 408, Garden City, New York 11530 no later than January 5, 2004. With respect to the 2004 annual meeting of stockholders of the Company, if notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company’s proxy statement, is not received by January 5, 2004, management proxies will be allowed to use their discretionary authority to vote on such proposal without any discussion of the matter in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2004 annual meeting, or to consider and vote upon at any such meeting, any stockholder proposal which does not meet all of the requirements established by the SEC or the Company’s Certificate of Incorporation or Bylaws in effect at the time such proposal is received.

By order of the Board of Director

Barry Sloane, Secretary

Appendix:

NEWTEK BUSINESS SERVICES, INC.

BOARD OF DIRECTORS

AUDIT COMMITTEE

CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, quality and integrity of financial reports as well as legal compliance and business ethics. Key components of fulfilling this charge include:

•	facilitating and maintaining an open avenue of communication among the Board of Directors, Audit Committee, senior management, the independent external auditors and the internal audit staff;
•	serving as an independent and objective party to monitor the Company’s financial reporting process and internal control system;
•	serving as the representative of the Board of Directors in selecting, retaining and discharging the independent external accountants;
•	reviewing and appraising the efforts of the independent accountants;
•	implementing and monitoring an internal complaint procedure to permit employees and others to submit confidential information to apprise the Audit Committee and the Board of Directors of accounting and auditing improprieties; and
•	providing direction to and oversight of the Internal Audit function.

ORGANIZATION AND COMPOSITION

The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, except to the extent permitted by rules of the American Stock Exchange or other exchange on which the Company’s shares may be listed. The members will be free from any financial, family or other material personal relationship that, in the opinion of the Board or Audit Committee members, would interfere with the exercise of his or her independence from management and the corporation. All members of the committee will have a working familiarity with basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

MEETINGS

The Committee will meet at least four times annually. Additional meetings may occur more frequently as circumstances dictate.

RESPONSIBILITIES AND DUTIES

The Audit Committee believes that its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board that the accounting and reporting practices of the corporation are in accordance with requirements and an effective legal compliance and business ethics program exists.

The Audit Committee will fulfill their duties and responsibilities as follows:

A. General

•	Adopt a formal written charter that is approved by the full Board of Directors that specifies scope of responsibility, process, membership, etc. The charter will be reviewed as necessary, but at least annually.

•	Maintain minutes or other records of meetings and activities.

•	Report Committee actions to the Board with such recommendations the Committee may deem appropriate.

•	As part of executing the responsibility to foster open communication, the Committee will meet in separate executive sessions without members of senior management present with the independent accountants and the internal audit staff to discuss matters that the Committee believes should be discussed privately.

•	Conduct or authorize investigations into matters within the Audit Committee’s scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation, and the appropriate officers of the Company shall be authorized to pay for all such services upon the certification thereof by the Chairman of the Committee and pursuant to the Company’s standard payment practices.

B. Internal Audit

•	Review and approve the annual internal audit plan and any significant changes to the internal plan.

•	Review the adequacy of internal audit staff qualifications as well as the number of internal audit staff annually.

•	Review the internal audit function of the corporation including its independence and the authority of its reporting relationships.

•	Review completed audit reports and a progress report on executing the approved internal audit plan.

•	Review and concur in the appointment, replacement, reassignment, or dismissal of the head of the internal audit staff.

C. External/Independent Accountants

•	Retain, on behalf of the Board, the Company’s independent auditors, considering independence and effectiveness, and approve fees to be paid to the independent accountants. Annually, the Committee will ensure a formal statement delineating all relationships between the accountant and the company is received from the external auditors. The Committee will discuss with the independent auditors all significant relationships the accountants have with the corporation to determine the auditor’s independence.

•	Approve any replacement of the independent auditors.

•	Consult with independent auditors out of management’s presence about internal controls and the accuracy of the financial statements.

•	Meet with the independent auditors and financial management of the company to review the scope of the proposed independent audit for the current year. The independent audit scope shall include a requirement that the independent auditors inform the Audit Committee of any significant changes in the independent auditor’s original audit plan. The independent auditors will conduct a SAS 71 Interim Financial Review of the company’s Form 10-Q or Form 10-QSB. The Committee will review with financial management and the independent auditors the Form 10-Q prior to its filing or prior to the release of earnings. The Chairman of the Committee may represent the entire Committee for purposes of this review.

D.	Financial Statements/Internal Controls

•	Review annual financial statements with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles, and approve such financial statements prior to release of the annual earnings.

•	Consider external auditors’ judgements regarding the quality and appropriateness of financial statements.

•	Make inquiries of management and external auditors concerning the adequacy of the company’s system of internal controls.

•	Advise management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

•	Advise financial management and the independent auditor to discuss with the Audit Committee their qualitative judgements about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the company.

•	A report from the Audit Committee will be included in the annual proxy statement disclosing whether a written charter was adopted and, if so, a copy of the charter will be included at least every three years. In addition, the report must include the names of all committee members, and must include whether the committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the auditors the matters requiring discussion by SAS 61;

•	received the written disclosures and letter from the auditors required by Independence Standards Board No. 1, and discussed with the auditors their independence; and

•	based on the above, recommended to the full Board that the audited financial statements be included in the company’s Annual Report on Form 10-K or 10-KSB.

REVOCABLE PROXY

NEWTEK BUSINESS SERVICES, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 28, 2003

The undersigned stockholder of Newtek Business Services, Inc. (the “Company”) hereby appoints Barry Sloane and Brian A. Wasserman, or either of them, with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the New York City office of the Company, 462 Seventh Avenue, 14th Floor, New York, NY 10018 on Wednesday, May 28, 2003 at 9:00 a. m., local time, and at any and all adjournments thereof, as indicated below and as determined by a majority of the Board of Directors with respect to such other matters as may come before the Annual Meeting.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted for each of the propositions stated. If any other business is presented at the Annual Meeting as to which this proxy confers discretionary authority, this proxy will be voted by those named in this proxy as determined by a majority of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting.

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE

The Board of Directors recommends a vote “FOR” each of the listed proposals.

		FOR	VOTE WITHHELD	FOR ALL EXCEPT
I.	Election as directors of all nominees listed below (except as marked to the contrary)	☒	☒	☒

David Beck

Jeffrey G. Rubin

Jeffrey M. Schottenstein

Steven A. Shenfeld

Barry Sloane

Brian A. Wasserman

INSTRUCTION: To withhold authority to

vote for any individual nominee, mark

“FOR ALL EXCEPT” and write that

nominee’s name in the space provided below.

The Directors recommend a vote “FOR” the following proposal

II.	To ratify the selection by the Audit Committee of • •

PricewaterhouseCoopers LLP as the independent

auditors of the Company for 2003.

III.	Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting.

The undersigned stockholder acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Annual Meeting and a Proxy Statement dated: May 5, 2003.

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

Check if you plan to attend the Annual Meeting: